EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF
BAYING ECOLOGICAL HOLDING GROUP INC.
FORM 10-Q FOR THE YEAR ENDED JUNE 30, 2013
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Parsh Patel, am the Chief Executive Officer of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-K of the Company for the year ended June 30, 2013 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 31, 2014	By:	/s/ Parsh Patel
Parsh Patel
President, Chief Executive Officer, Chief Financial Officer and Treasurer